Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Timothy M. MacPhee
Vice President — Investor Relations
		Telephone:	(978) 688-1811
		Fax:	(978) 688-2976

WATTS WATER TECHNOLOGIES REPORTS THIRD QUARTER RESULTS FOR 2015 AND ANNOUNCES AGREEMENT TO PURCHASE APEX VALVES LIMITED

•                  Reported sales of $366.3 million

•                  Adjusted operating margin of 11.4%; GAAP operating margin of (8.2%)

•                  Adjusted EPS of $0.67; GAAP EPS of ($0.73)

•                  Foreign currency exchange rates negatively affected revenue growth by 6.5% and EPS by $0.06

•                  Signed definitive agreement to purchase the shares of Apex Valves Limited

•                  Finalized sale of certain non-core product lines to Sioux Chief Mfg. Co. for approximately $33 million

•                  Completed the settlement of pension and other long-term obligations

North Andover, MA….October 28, 2015.  Watts Water Technologies, Inc. (NYSE: WTS) today announced third quarter sales of $366.3 million, a decrease of 2.6%, as compared to the same period last year. Third quarter net loss per diluted share (EPS) was ($0.73) as compared to net income of $0.64 for the third quarter of 2014.  Adjusted for special items, third quarter EPS was $0.67, or 4% below last year.  A summary of third quarter financial results is as follows:

	Third quarter ended
(In millions, except per share information)	Sept 27, 2015	Sept 28, 2014	% Change

Sales	$366.3	$376.0	(3)%

Net (loss) income	(25.7)	22.6

Diluted (loss) earnings per share	$(0.73)	$0.64

Special items	1.40	0.06

Adjusted earnings per share	$0.67	$0.70	(4)%

Note: Organic sales growth excludes the impacts of acquisitions, divestitures and foreign exchange from year-to-year comparisons

Third Quarter Highlights:

•                  Reported sales decreased by 2.6% in the third quarter, while organic sales declined by 1%.

•                  Regionally, organic sales increased approximately 2% in the Americas, declined 3.5% in Europe, the Middle East and Africa (EMEA) and declined 5% in Asia-Pacific.  AERCO sales were $34.9 million in the quarter.

•                  Adjusted operating margin of 11.4% was 0.2 percentage points below the third quarter of 2014.  Year over year, lower sales volume, plant under absorption and anticipated higher G&A expenses were partially offset by favorable product mix, productivity and other cost savings initiatives; operating margins on a GAAP basis decreased 19.6 percentage points to (8.2%) in the third quarter of 2015 as compared to the same period last year.

•                  Adjusted 2015 third quarter EPS was $0.67, $0.03 lower compared to the prior year. Foreign currency negatively impacted quarterly earnings by $0.06.  AERCO contributed $0.12 of adjusted EPS in the third quarter of 2015.  The effect of our product rationalization initiatives negatively impacted quarterly earnings by $0.05.

•                  Announced Phase 2 of the Americas transformation program, which together with Phase 1, is expected to reduce our Americas net operating footprint by approximately 30%. Phase 2 is expected to improve utilization of our remaining facilities and better leverage our cost structure.

•                  Signed agreement to purchase 80% of the outstanding shares of Apex Valves Limited (“Apex”), a New Zealand company, for approximately $22 million, with a commitment to purchase the remaining 20% ownership within three years of closing. The transaction is expected to close in the fourth quarter.

•                  Finalized the sale to Sioux Chief Mfg. Co. (“Sioux Chief”) of certain assets related to Watts’ fittings, brass & tubular and vinyl tubing product lines.  The net selling price was approximately $33 million, after inventory adjustments and transaction fees.

•                  Signed an agreement in principle to sell a manufacturing facility in China, that is dedicated to producing non-core product.

•                  Completed the settlement of certain long-term obligations, including our pension plan and supplemental employee retirement plan, resulting in a third quarter pre-tax P&L charge of approximately $65 million, with total cash outlays of approximately $49 million.

•                  Excluding the cash outflow related to the settlement of long-term obligations, free cash flow for the nine months ended September 2015 was $72 million, a 25% increase compared to the same period last year, primarily driven by reduced inventory levels.

•                  The Company repurchased approximately 235 thousand shares of Company stock during the third quarter, at a cost of approximately $13 million.

Robert J. Pagano Jr., Chief Executive Officer, commented, “I am pleased with the progress we’ve made on our many initiatives during the third quarter. We completed the sale of U.S non-core product lines and associated assets, settled our pension obligations, and continued to make headway on existing transformation programs, including entering into an agreement to sell a manufacturing facility in China dedicated to non-core products, and finalizing the details of Phase 2 of the Americas transformation program.  Operationally, despite the reduction in sales volumes and incremental general and administrative charges, our adjusted margin profile was fairly consistent with the third quarter last year.  Overall, we were pleased with the third quarter results and the progress achieved on our transformational efforts.”

Commenting on the purchase of Apex, Mr. Pagano noted, “The Apex acquisition will allow us to expand our Asia-Pacific presence with a leading supplier of control valves for hot water and filtration applications primarily in the New Zealand market place.  Annual sales approximated $12 million in 2014, with a strong operating margin profile.”

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Watts Water Technologies, Inc. will hold a live web cast of its conference call to discuss third quarter results for 2015 on Thursday, October 29, 2015, at 9:00 a.m. Eastern Time. This press release and the live web cast can be accessed by visiting the Investor Relations section of the Company’s website at www.wattswater.com. Following the web cast, an archived version of the call will be available at the same address until October 29, 2016.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products that promote safety, energy efficiency and water conservation used in commercial, residential, and industrial applications. Its expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

This Press Release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to our expectations for Asia-Pacific expansion and margin growth.  These forward-looking statements reflect our current views about future events.  You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties.  These potential risks and uncertainties include, but are not limited to: failure to close on the purchase of Apex or the sale of the manufacturing facility in China; the timing and the expected costs and savings associated with our ongoing restructuring and transformation programs and initiatives; the current economic and financial condition, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively;

changes in variable interest rates on our borrowings; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks; changes in the status of current litigation; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 14 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC and our subsequent filings with the SEC.  We undertake no duty to update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Third Quarter Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2015	2014	2015	2014
Net sales	$366.3	$376.0	$1,109.4	$1,137.2
Cost of goods sold	224.1	237.9	690.9	726.8
GROSS PROFIT	142.2	138.1	418.5	410.4
Selling, general and administrative expenses	166.6	95.0	378.6	298.1
Restructuring	5.8	0.4	12.5	7.2
OPERATING (LOSS) INCOME	(30.2)	42.7	27.4	105.1
Other (income) expense:
Interest income	(0.3)	(0.1)	(0.7)	(0.4)
Interest expense	6.2	4.8	18.0	14.6
Other (income) expense, net	(0.2)	1.6	(0.8)	1.9
Total other expense	5.7	6.3	16.5	16.1
(LOSS) INCOME BEFORE INCOME TAXES	(35.9)	36.4	10.9	89.0
(Benefit) provision for income taxes	(10.2)	13.8	5.7	31.0
NET (LOSS) INCOME	$(25.7)	$22.6	$5.2	$58.0

BASIC EPS
Net (loss) income per share:
NET (LOSS) INCOME	$(0.73)	$0.64	$0.15	$1.64
Weighted average number of shares	35.0	35.3	35.0	35.3
DILUTED EPS
Net (loss) income per share:
NET (LOSS) INCOME	$(0.73)	$0.64	$0.15	$1.64
Weighted average number of shares	35.0	35.4	35.1	35.4
Dividends declared per share	$0.17	$0.15	$0.49	$0.43

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	September 27,	December 31,
	2015	2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$288.8	$301.1
Trade accounts receivable, less allowance for doubtful accounts of $11.5 million at September 27, 2015 and $10.6 million at December 31, 2014	220.8	207.8
Inventories, net:
Raw materials	93.2	104.8
Work in process	16.4	16.7
Finished goods	144.7	170.1
Total Inventories	254.3	291.6
Prepaid expenses and other assets	32.8	27.4
Deferred income taxes	54.4	45.3
Assets held for sale	2.2	1.1
Total Current Assets	853.3	874.3
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment	495.4	526.7
Accumulated depreciation	(310.3)	(323.4)
Property, plant and equipment, net	185.1	203.3
OTHER ASSETS:
Goodwill	613.9	639.0
Intangible assets, net	189.6	210.1
Deferred income taxes	4.5	4.7
Other, net	11.9	16.6
TOTAL ASSETS	$1,858.3	$1,948.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$103.6	$120.8
Accrued expenses and other liabilities	141.9	138.8
Accrued pension plan settlements	—	40.0
Accrued compensation and benefits	47.6	44.2
Current portion of long-term debt	226.4	1.9
Total Current Liabilities	519.5	345.7
LONG-TERM DEBT, NET OF CURRENT PORTION	351.6	577.8
DEFERRED INCOME TAXES	95.2	77.4
OTHER NONCURRENT LIABILITIES	31.3	34.7
STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A Common Stock, $0.10 par value; 80,000,000 shares authorized; 1 vote per share; issued and outstanding: 28,162,869 shares at September 27, 2015 and 28,552,065 shares at December 31, 2014	2.8	2.9
Class B Common Stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 6,479,290 shares at September 27, 2015 and December 31, 2014	0.6	0.6
Additional paid-in capital	508.3	497.4
Retained earnings	454.5	500.6
Accumulated other comprehensive loss	(105.5)	(89.1)
Total Stockholders’ Equity	860.7	912.4
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,858.3	$1,948.0

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Nine Months Ended
	September 27,	September 28,
	2015	2014
OPERATING ACTIVITIES
Net income	$5.2	$58.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	23.8	24.7
Amortization of intangibles	15.9	11.1
Loss on disposal and impairment of goodwill, property, plant and equipment and other	1.6	0.1
Stock-based compensation	7.7	6.0
Deferred income tax benefit	(11.3)	1.1
Defined benefit plans settlement	59.7	—
Changes in operating assets and liabilities, net of effects from business acquisitions and divestures:
Accounts receivable	(20.0)	(18.5)
Inventories	7.3	(5.3)
Prepaid expenses and other assets	(5.3)	17.9
Accounts payable, accrued expenses and other liabilities	(42.7)	(21.6)
Net cash provided by operating activities	41.9	73.5

INVESTING ACTIVITIES
Additions to property, plant and equipment	(19.2)	(16.1)
Proceeds from the sale of property, plant and equipment	0.1	0.4
Net proceeds from the sale of assets, and other	33.8	—
Net cash provided by (used in) investing activities	14.7	(15.7)

FINANCING ACTIVITIES
Payments of long-term debt	(1.3)	(1.6)
Payments of capital leases and other	(3.4)	(3.3)
Proceeds from share transactions under employee stock plans	2.1	10.5
Tax benefit of stock awards exercised	0.2	1.9
Payments to repurchase common stock	(32.0)	(29.1)
Debt issuance costs	—	(2.0)
Dividends	(17.2)	(15.2)
Net cash used in financing activities	(51.6)	(38.8)
Effect of exchange rate changes on cash and cash equivalents	(17.3)	(14.5)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(12.3)	4.5
Cash and cash equivalents at beginning of year	301.1	267.9
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$288.8	$272.4

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

Net Sales

	Third Quarter Ended		Nine Months Ended
	September 27, 2015	September 28, 2014	September 27, 2015	September 28, 2014
Americas*	$245.0	$228.6	$745.2	$689.5
EMEA	110.9	136.4	332.1	419.4
Asia-Pacific	10.4	11.0	32.1	28.3
Total	$366.3	$376.0	$1,109.4	$1,137.2

Operating Income (Loss)

	Third Quarter Ended		Nine Months Ended
	September 27, 2015	September 28, 2014	September 27, 2015	September 28, 2014
Americas*	$30.3	$33.4	$90.6	$85.0
EMEA	10.9	15.1	25.7	37.1
Asia-Pacific	1.2	1.7	0.9	4.7
Corporate	(72.6)	(7.5)	(89.8)	(21.7)
Total	$(30.2)	$42.7	$27.4	$105.1

Intersegment Sales

	Third Quarter Ended		Nine Months Ended
	September 27, 2015	September 28, 2014	September 27, 2015	September 28, 2014
Americas	$2.1	$1.5	$5.8	$4.6
EMEA	2.3	3.3	7.8	10.7
Asia-Pacific	27.9	36.5	91.0	116.9
Total	$32.3	$41.3	$104.6	$132.2

*Americas third quarter and first nine months 2015 results include the AERCO acquisition

Key Performance Indicators and Non-GAAP Measures

In this press release we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating income excluding the AERCO acquisition, adjusted operating margins, adjusted operating margins excluding the AERCO acquisition, adjusted net income, adjusted earnings per share, adjusted earnings per share excluding the AERCO acquisition, free cash flow, free cash flow excluding long-term liability settlements, net debt to capitalization ratio and the cash conversion rate of free cash flow to net income) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures are appropriate to enhance an overall understanding of our historical financial performance and future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred in the periods presented that relate primarily to our global restructuring programs, deployment costs, acquisition costs, purchase accounting adjustments, Defined Benefit Plans settlement and related tax benefits. Adjusted operating income, operating margins and earnings per share excluding the AERCO acquisition eliminate the acquisition results from our consolidated results since the date of acquisition. Management then utilizes these adjusted financial measures to assess the run-rate of the Company’s continuing operations against those of comparable periods without the distortion of those factors.  Free cash flow, free cash flow excluding long-term liability settlements, and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company’s relative balance sheet leverage to other industrial manufacturing companies. The cash conversion rate of free cash flow to net income is also a measure of our performance in cash flow generation. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1

RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	Third Quarter Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2015	2014	2015	2014

Net sales	$366.3	$376.0	$1,109.4	$1,137.2

Operating (loss) income - as reported	$(30.2)	$42.7	$27.4	$105.1
Operating margin %	-8.2%	11.4%	2.5%	9.2%

Adjustments for special items:
Acquisition related costs
- Acquisition costs	—	—	0.2	—
- Purchase accounting adjustment	—	—	0.9	—
	—	—	1.1	—

Restructuring	5.8	0.4	12.5	7.2

EMEA & Americas transformation costs	1.4	0.7	7.3	5.8

Long-term obligation settlements	64.7	—	64.7	—

Total adjustments for special items	$71.9	$1.1	$85.6	$13.0

Operating income - as adjusted	$41.7	$43.8	$113.0	$118.1
Adjusted operating margin %	11.4%	11.6%	10.2%	10.4%

Net (loss) income - as reported	$(25.7)	$22.6	$5.2	$58.0

Adjustments for special items - tax affected:
Acquisition related costs
- Acquisition costs	—	—	0.1	—
- Purchase accounting adjustment	—	—	0.6	—
	—	—	0.7	—

Restructuring	3.6	0.3	8.3	4.8

EMEA & Americas transformation costs	1.1	0.5	5.0	4.2

Long-term obligation settlements	44.6	—	44.6	—

European tax adjustments	—	1.3	—	1.3

Total adjustments for special items - tax affected:	$49.3	$2.1	$58.6	$10.3

Net income - as adjusted	$23.6	$24.7	$63.8	$68.3

Diluted (loss) earnings per share - as reported	$(0.73)	$0.64	$0.15	$1.64
Adjustments for special items	1.40	0.06	1.66	0.30
Diluted earnings per share - as adjusted	$0.67	$0.70	$1.81	$1.94

TABLE 2

SEGMENT INFORMATION - RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions)

(Unaudited)

	Third Quarter Ended					Third Quarter Ended
	September 27, 2015					September 28, 2014
	Americas	EMEA	Asia- Pacific	Corporate	Total	Americas	EMEA	Asia- Pacific	Corporate	Total

Net sales	$245.0	110.9	10.4	—	366.3	$228.6	136.4	11.0	—	376.0

Operating income (loss) - as reported	$30.3	10.9	1.2	(72.6)	(30.2)	$33.4	15.1	1.7	(7.5)	42.7
Operating margin %	12.4%	9.8%	11.5%		-8.2%	14.6%	11.1%	15.5%		11.4%

Adjustments for special items	$5.6	1.1	0.5	64.7	71.9	$—	1.1	—	—	1.1

Operating income (loss) - as adjusted	$35.9	12.0	1.7	(7.9)	41.7	$33.4	16.2	1.7	(7.5)	43.8
Adjusted operating margin %	14.7%	10.8%	16.3%		11.4%	14.6%	11.9%	15.5%		11.6%

	Nine Months Ended					Nine Months Ended
	September 27, 2015					September 28, 2014
	Americas	EMEA	Asia- Pacific	Corporate	Total	Americas	EMEA	Asia- Pacific	Corporate	Total

Net sales	$745.2	332.1	32.1	—	1,109.4	$689.5	419.4	28.3	—	1,137.2

Operating income (loss) - as reported	$90.6	25.7	0.9	(89.8)	27.4	$85.0	37.1	4.7	(21.7)	105.1
Operating margin %	12.2%	7.7%	2.8%		2.5%	12.3%	8.8%	16.6%		9.2%

Adjustments for special items	$11.8	5.1	3.9	64.8	85.6	$2.3	9.9	—	0.8	13.0

Operating income (loss) - as adjusted	$102.4	30.8	4.8	(25.0)	113.0	$87.3	47.0	4.7	(20.9)	118.1
Adjusted operating margin %	13.7%	9.3%	15.0%		10.2%	12.7%	11.2%	16.6%		10.4%

TABLE 3

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH

FLOW AND ADJUSTED FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	Nine Months Ended
	September 27,	September 28,
	2015	2014

Net cash provided by operating activities - as reported	$41.9	$73.5
Less: additions to property, plant, and equipment	(19.2)	(16.1)
Plus: proceeds from the sale of property, plant, and equipment	0.1	0.4
Free cash flow	$22.8	$57.8

Net income - as reported	$5.2	$58.0

Cash conversion rate of free cash flow to net income	438.5%	99.7%

Free cash flow	$22.8	$57.8
Plus: payments made on long-term obligations	49.2	—
Free cash flow - as adjusted	$72.0	$57.8

TABLE 4

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT

AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	September 27,	December 31,
	2015	2014

Current portion of long-term debt	$226.4	$1.9
Plus: Long-term debt, net of current portion	351.6	577.8
Less: Cash and cash equivalents	(288.8)	(301.1)
Net debt	$289.2	$278.6

Net debt	$289.2	$278.6
Plus: Total stockholders’ equity	860.7	912.4
Capitalization	$1,149.9	$1,191.0

Net debt to capitalization ratio	25.2%	23.4%